Exhibit 99.1

FOR IMMEDIATE RELEASE
December 12, 2023

Analysts:    Tim Sedabres (timothy.sedabres@huntington.com), 952.745.2766

Media:        Tracy Pesho (corpmedia@huntington.com), 216.206.1525

Huntington Bancshares Incorporated Declares Cash Dividend
On Its Series I Preferred Stock

COLUMBUS, Ohio – Huntington Bancshares Incorporated announced that the Board of Directors declared and set aside a quarterly cash dividend on the company’s 5.70% Series I Non-Cumulative Perpetual Preferred Stock (Nasdaq: HBANM) of $356.25 per share (equivalent to $0.35625 per depositary share) payable March 1, 2024, to shareholders of record on February 15, 2024.

About Huntington

Huntington Bancshares Incorporated (Nasdaq: HBAN) is a $187 billion asset regional bank holding company headquartered in Columbus, Ohio. Founded in 1866, The Huntington National Bank and its affiliates provide consumers, small and middle‐market businesses, corporations, municipalities, and other organizations with a comprehensive suite of banking, payments, wealth management, and risk management products and services. Huntington operates more than 1,000 branches in 11 states, with certain businesses operating in extended geographies. Visit Huntington.com for more information.